HOISINGTON INVESTMENT MANAGEMENT CO.

CODE OF ETHICS

January 1, 2024

Table of Contents

INTRODUCTION & PURPOSE	3

STANDARDS OF BUSINESS CONDUCT	3
Accuracy of Adviser Records	3
Confidentiality	4
Conflicts of Interest	4
Corporate Opportunities	4
Communications with Clients and Others	5
Compliance with Laws, Rules, and Regulations	5
Fair Dealing	5
Fiduciary appointments	6
Gifts and Entertainment & Charitable Contributions	6
Initial Public Offerings and Limited Offerings	7
Insider Trading	7
Outside Business Activities and Serving on Boards	7
Political Contributions	7
Protection and Proper Use of Assets	8
Recordkeeping	8
Referrals	8

PERSONAL TRADING	9
Definitions	9
Required Pre-clearance	11
Reporting Procedures	11
Reporting Requirements	11
Initial/Annual Disclosure of Personal Holdings	11
Quarterly Personal Securities Transaction Report	12

PROCEDURES CONCERNING THE CODE OF ETHICS	14
Receipt of Code	14
Annual certification regarding the Code	14
Reporting violations of the Code	14
Sanctions for violations of the Code	14
Annual review of the Code	14

APPENDIX A: CODE ACKNOWLEDGEMENT FORM	15

APPENDIX B: PRE-CLEARANCE REQUEST FOR IPO OR LIMITED OFFERING PURCHASE	16

APPENDIX C: POLICY REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION	17

APPENDIX D: ANNUAL/INITIAL PERSONAL SECURITY HOLDINGS REPORT	18

APPENDIX E: QUARTERLY SECURITIES TRANSACTION REPORT	19

INTRODUCTION & PURPOSE

This Code of Ethics for Hoisington Investment Management Company (“HIMCo”, “we”, “our”) establishes the standards of conduct applicable to HIMCo and its employees. The governing principle by which HIMCo conducts its business is that HIMCo is a fiduciary to its clients. As a fiduciary, HIMCo has a duty of care, loyalty, honesty and good faith to its clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest and by fully disclosing all material facts concerning any conflict that does arise with a client. Individuals subject to HIMCo’s Code of Ethics (the “Code”) should conduct themselves at all times in a manner that avoids even the appearance of impropriety.

If you have a question or concern about what is proper conduct for you or anyone else, please ask the Chief Compliance Officer or follow the procedures outlined in this Code.

This Code applies to all of HIMCo’s supervised persons.

The Code is intended to:

•	Help you recognize ethical issues and take appropriate steps to resolve these issues;

•	Deter ethical violations to avoid any abuse of position of trust and responsibility;

•	Maintain the confidentiality of our business activities;

•	Assist you in complying with applicable business laws and reporting any unethical or illegal conduct

•	Affirm our commitment to a culture that promotes honesty and integrity.

STANDARDS OF BUSINESS CONDUCT

All supervised persons must conduct themselves at all times in a manner consistent with HIMCo’s fiduciary duty to its clients, as noted below:

Accuracy of Adviser Records

We require honest and accurate reporting of information required to conduct our business. This includes personnel records as well as financial records.

All financial books, records, logs, and accounts must accurately reflect transactions and events and conform to our system of internal controls.

Confidentiality

Clients entrust HIMCo with private financial information, and it is HIMCo’s responsibility to protect the confidentiality of that information to the maximum extent permitted by law. Accordingly, you must not disclose confidential information regarding HIMCo, its clients, or either of our or their affiliates, lenders or business partners, unless such disclosure is authorized or required by law. Confidential information includes all non-public information that might be harmful to our clients. This obligation continues even after your leave your employment.

Conflicts of Interest

You must avoid any conflict, or the appearance of a conflict, between your personal interests, HIMCo’s interests, and the interests of our clients. A conflict exists when your personal interests in any way interfere with HIMCo’s interests or the interests of our clients, or when you take any action or have any interests that may make it difficult for you to perform your job effectively and objectively. For example, a conflict could exist if:

•	You cause us or any of our clients to enter into business relationships with you or a member of your family, or invest in companies affiliated with you or a member of your family;

•	You use any non-public information about us or any of our clients for your personal gain, or the gain of a member of your family;

•	You use or communicate confidential information obtained in the course of your work for your or another’s personal benefit;

•	You favor the interests of one client over another client (for example, larger accounts over smaller accounts).

Corporate Opportunities

Each supervised person has a duty to advance the legitimate interests of HIMCo and our clients when the opportunity to do so presents itself. Therefore, you may not:

•	Use our or any of our client’s property, information, or position for your personal gain or the gain of a family member;

•	Compete, or prepare to compete with us or any of our clients.

Communications with Clients and Others

All communications with clients, prospective clients, and others must be accurate, balanced, and not misleading in any way. HIMCo will communicate with its clients in plain English.

Employees should not communicate any investment related correspondence with clients or other employees via any instant messaging method including iMessage, WhatsApp, Signal, etc.. (Inconsequential correspondence such as changes in meeting times & places is permissible).

Employees should not communicate with clients using the employee’s personal email address. If personal email addresses are used, then forward all email threads to business email account.

Compliance with Laws, Rules, and Regulations

While offering the utmost in fiduciary care, all supervised persons must comply with the federal securities laws, rules and regulations. In addition, we expect you to comply with all of our policies and procedures that apply to you. We may modify or update our policies and procedures in the future and may adopt new policies and procedures from time to time. In connection with the purchase or sale, directly or indirectly, of a security held or to be acquired for a client, supervised persons may not:

•	Defraud the client in any manner;

•	Mislead the client, including making a statement that omits material facts;

•	Engage in any act, practice, or course of conduct that operates or would operate as a fraud or deceit on the client;

•	Engage in any manipulative practice with respect to the client; or

•	Engage in any manipulative practice with respect to securities, including price manipulation.

Fair Dealing

You must endeavor to deal fairly with our clients and business partners, and any other companies or individuals with whom we, or our clients, do business or come into contact, including fellow employees. You must not take unfair advantage of these or other parties by means of:

•	Manipulation;

•	Concealment;

•	Abuse of privileged information;

•	Misrepresentation of material facts; or

•	Any other unfair-dealing practice.

Fiduciary appointments

Other than for family members, no supervised person may serve as an executor, trustee, attorney-in-fact, or other fiduciary without the approval of the Chief Compliance Officer.

Gifts and Entertainment & Charitable Contributions

Fiduciary principles. A conflict of interest occurs when the personal interests of supervised persons interfere, or could interfere, with their responsibilities to HIMCo or its clients. The overriding principle governing HIMCo’s supervised persons’ conduct in this area is that supervised persons should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence their decision-making or make them feel beholden to a person or firm. Similarly, supervised persons should not offer gifts, favors, entertainment, or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client or other person feel beholden to HIMCo or any of its supervised persons.

Gifts. No supervised person may receive any gift, service, or other item of more than a $1000 value from any person that does business with or on behalf of HIMCo. No supervised person may give or offer any gift of more than a $1000 value to any person associated with existing clients, prospective clients, or other entity that does business with or on behalf of HIMCo without the Chief Compliance Officer’s advance written approval.

If you are the recipient of a gift from any person that does business with or on behalf of HIMCo, you must report the specifics of the gift (detailed below) to the Chief Compliance Officer.

A log will be maintained for gifts received or given (other than de minimus holiday candies, etc.), noting the basic description of the gift, a good faith estimate of the value of the gift, and a description of its distribution (i.e. accepted, rejected, returned to sender, etc.).

Therefore, if you receive a gift (other than holiday candies, etc.) you must inform the Chief Compliance Officer.

Solicitation of gifts is strictly prohibited.

Cash. No supervised person may give or accept cash or cash equivalents to or from any client, prospective client, or any entity that does business with or on behalf of HIMCo. This includes clients that are 501(c)(3) entities.

Entertainment. No supervised person may provide or accept excessive entertainment to or from a client, prospective client, or any person or entity that does business with HIMCo. Supervised persons may entertain clients, prospective clients, or other individuals who do business with the firm at meals or sporting events of reasonable value.

Initial Public Offerings and Limited Offerings

All access persons are required to obtain the Chief Compliance Officer’s approval prior to directly or indirectly acquiring any securities in an initial public offering or a limited offering. (See Appendix B)

Insider Trading

The term “insider trading” is not defined in the securities laws, but generally it refers to the use of material, non-public information to trade in securities or the communication of material, non-public information to others. HIMCo has adopted a policy regarding the use of material non-public information (see Appendix C). All access persons are required to abide by the policy.

Outside Business Activities and Serving on Boards

No supervised person may serve on the board of directors of any publicly traded company without pre-clearance from the Chief Compliance Officer. Advisory board positions and service on charitable boards and private company boards are exempted from the pre-clearance requirement.

Outside business activity that interferes with a supervised person’s fiduciary duty to clients, such as an activity that requires substantial time during business hours, will not be approved.

Political Contributions

Supervised persons may not contribute cash, gifts, or anything of value to (i) political parties; (ii) political actions committees; and (3) elected officials or candidates.

Protection and Proper Use of Assets

Our assets are to be used only for legitimate business purposes. You should protect our assets and ensure that they are used efficiently. Incidental personal use of telephones, fax machines, copy machines, personal computers, and similar equipment is generally allowed if there is no significant added cost to us, it does not interfere with your work duties, and is not related to an illegal activity or to any outside business.

Recordkeeping

HIMCo will keep the following books and records:

1.	A copy of HIMCo’s Code of Ethics that is in effect, or at any time within the past five years was in effect; (Rule 204-2(12)(i))

2.	A record of any material violation of the Code of Ethics and of any action taken as a result of the violation; (Rule 204-2(12)(ii)

3.	A record of all written acknowledgments as required by Rule.204A-1(a)(5) for each person who is currently, or within the past five years was, a supervised person of HIMCo; (Rule 204-2(12)(iii))

4.	A record of each report made by an access person as required by Rule 204A- 1(b), including any information provided under paragraph (b)(3)(iii) of that rule in lieu of such reports; (Rule 204-2(13)(i)

5.	A record of the names of persons who are currently, or within the past five years were, access persons of HIMCo; (Rule 204-2(13)(ii), and

6.

A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access persons under Rule 204A-1(c), for at least five years after the end of the fiscal year in which the approval is granted.

Referrals

HIMCo will not compensate any individual or firm for referring clients to HIMCo without pre-approval from the CCO and unless all requirements of the Marketing Rule, effective 11/4/22, have been met, including the following: (a) appropriate disclosures have been made in HIMCo’s Form ADV; (b) there is a written referral agreement between HIMCo and the referring party; (c) referred clients have received disclosure concerning the referral arrangements and have signed a written receipt acknowledging the disclosure; and (d) the referring party is appropriately registered, if required, with securities regulatory authorities.

PERSONAL TRADING

Definitions

Access person means any of HIMCo’s supervised persons who (a) have access to nonpublic information regarding any clients’ purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or (b) is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

Automatic investment plan means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Beneficial ownership is interpreted in the same manner as it would be under 17 U.S.C.

§ 240.16a-1(a)(2) in determining whether a person has beneficial ownership of a security for purposes of section 16 of the Securities Exchange Act of 1934 (15 U.S.C. 78p) and the rules and regulations there under.

A beneficial owner is defined as any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in securities. A pecuniary interest in securities means the opportunity, directly or indirectly, to profit or share in any profit derived from those securities. A person is presumed to have a pecuniary interest in securities held by members of a person’s immediate family sharing the same household.

Code means this Code of Ethics and any amendments to it.

Covered/Reportable fund means:

1.

Any fund for which HIMCo serves as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (15 U.S.C. § 80a-2(a)(20)); (i.e. The Wasatch-Hoisington U.S. Treasury Fund), or

2.

Any fund whose investment adviser or principal underwriter controls HIMCo, is controlled by HIMCo, or is under common control with HIMCo. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940 (15 U.S.C. § 80a-2(a)(9)).

Covered/Reportable security means a security as defined in section 202(a)(18) of the Act (15 U.S.C. § 80b-2(a)(18)). (Any stock; bond; closed-end mutual fund; future;

investment contract; options on securities, indexes, or currencies; all kinds of limited partnerships; foreign unit trusts and foreign mutual funds; private investment funds, hedge funds, ETFs, and investment clubs). It does not include:

1.	Direct obligations of the Government of the United States;

2.	Bankers’ acceptances, bank CDs, commercial paper and high quality short-term debt instruments, including repurchase agreements;

3.	Money market funds;

4.	Open-end mutual funds that are not advised or sub-advised by the firm; and

5.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.

Federal securities laws means the Securities Act of 1933 (15 U.S.C. 77a-aa), the Securities Exchange Act of 1934 (15 U.S.C. 78a — mm), the Sarbanes-Oxley Act of 2002 (Pub. L. 107-204, 116 Stat. 745 (2002)), the Investment Company Act of 1940 (15 U.S.C. 80a), the Investment Advisers Act of 1940 (15 U.S.C. 80b) (“the Act”), Title V of the Gramm-Leach-Bliley Act (Pub. L. No. 106-102, 113 Stat. 1338 (1999), any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act (31 U.S.C. 5311—2 5314; 5316 — 5332) as it applies to funds and investment advisers, and any rules adopted there under by the Commission or the Department of the Treasury.

Fund means an investment company registered under the Investment Company Act.

IARD means the Investment Adviser Registration Depository.

Initial public offering (IPO) means an offering of securities registered under the Securities Act of 1933 (15 U.S.C. § 77a), the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. § 78m or § 78o(d)).

Limited offering means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) (15 U.S.C. 77d(2) or 77d(6)) or pursuant to 17 U.S.C. §§ 230.504, 230.505 or § 230.506.

Purchase or sale of a security includes, among other things, the writing of an option to purchase or sell a security.

Supervised person means all of HIMCo’s officers, partners, directors, employees, or any other person who provides investment advice on HIMCo’s behalf and is subject to HIMCo’s supervision or control.

Per regulations, for purposes of personal security reporting requirements, supervised and access persons are defined to also include the person’s immediate family, including any relative by blood or marriage living in the employee’s household, and any account in which he or she has a direct or indirect Beneficial Interest (such as a trust).

Required Pre-clearance

Access persons must obtain approval from our Chief Compliance Officer before directly or indirectly acquiring beneficial ownership in any securities in an Initial Public Offering or Limited or Private Offerings.

Reporting Procedures

The following reporting procedures have been established to assist Access Persons in avoiding a violation of this Code of Ethics, and to assist HIMCo in preventing, detecting and imposing sanctions for violations of this Code of Ethics. Every Access Person must follow these procedures. Questions regarding these procedures should be directed to our Chief Compliance Officer.

All Access Persons are subject to the reporting requirements set forth in the next section, except as follows:

•

With respect to transactions effected for, and Covered Securities (including any security issued by the issuer of such Covered Security) held in, any account over which the Access Person has no direct or indirect influence or control; and

•	Those transactions effected pursuant to an Automatic Investment Plan.

Reporting Requirements

HIMCo has appointed a Chief Compliance Officer who shall furnish each supervised person with a copy of this Code of Ethics and any amendments, upon commencement of employment with Adviser and annually thereafter. Each supervised person is required to certify, through a written acknowledgment, within 10 days of commencement of employment with HIMCo, that he or she has received, read and understands all aspects of this Code of Ethics and recognizes that he or she is subject to the provisions and principles detailed herein. In addition, our Chief Compliance Officer shall notify each Access Person of his or her obligation to file an initial holdings report, quarterly transaction reports, and annual holdings reports, as described below.

Initial/Annual Disclosure of Personal Holdings

In compliance with SEC Rule 204(A) within 10 days of commencement of employment, and thereafter on an annual basis, all access persons must complete the Annual/Initial Holdings Report (see Appendix D) for all covered/reportable securities and funds in non-client accounts for which they have a beneficial interest or make investment decisions. The initial holding reports must be current as of a date not more than 45 days prior to the commencement of employment. The annual reports must be current as of a date not more than 45 days prior to the date the report is submitted.

Rule 204A-1 treats all securities as reportable securities, with five exceptions designed to exclude securities that appear to present little opportunity for the type of improper trading that the access person reports are designed to uncover. The five exceptions are:

1.	Transactions and holdings in direct obligations of the U.S. Government.

2.	Money market instruments — bankers’ acceptances, bank CDs, commercial paper, repurchase agreements, and other high quality short-term debt instruments.

3.	Shares of money market funds.

4.	Shares issued by open-end mutual funds that are not advised or sub-advised by the firm or control affiliates; and

5.	Shares issued by unit investment trusts if the unit investment trust is invested exclusively in unaffiliated open-end mutual funds.

Content - Each holdings report must contain, at a minimum, as required by the SEC:

1.

The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, or principal amount of each reportable security in which the access person has any direct or indirect beneficial ownership;

2.	The name of any broker, dealer, or bank with which the access person maintains an account in which any securities are held for the access person’s direct or indirect benefit; and

3.	The date the access person submits the report.

The Chief Compliance Officer or his designee shall review each holdings report promptly after it is submitted.

Quarterly Personal Securities Transaction Report

Access persons must submit to HIMCo’s Chief Compliance Officer, or his designee, the Quarterly Transaction Report (See Appendix E). The quarterly report is due no later than 30 days after the end of each calendar quarter. The Chief Compliance Officer, or his designee, shall review each transaction report promptly.

Content - Each transaction report must contain, at a minimum, the following information about each transaction involving a reportable security in which the access person had, or as a result of the transaction acquired, any direct or indirect beneficial ownership:

1. The date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares, and principal amount of each reportable security involved;

2. The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

3. The price of the security at which the transaction was effected;

4. The name of the broker, dealer, or bank with or through which the transaction was effected; and

5. The date the access person submits the report.

Exceptions from reporting requirements

Access persons are not required to submit:

1.	Any report with respect to securities held in accounts over which the access person had no direct or indirect influence or control;

2.	A transaction report with respect to transactions effected pursuant to an Automatic Investment Plan;

3.

A transaction report if the report would duplicate information contained in broker trade confirmations or account statements that HIMCo holds in its records so long as HIMCo receives the confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

If at any time HIMCo has only one access person, that person is not required to submit reports to himself, if HIMCo maintains records of all of the access person’s holdings and transactions that this section would otherwise require the access person to report.

PROCEDURES CONCERNING THE CODE OF ETHICS

Receipt of Code

HIMCo will provide all supervised persons with a copy of the Code and copies of all amendments to the Code. All supervised persons must certify in writing that they have: (a) received a copy of the Code; (b) read and understand all provisions of the Code; and (c) agreed to comply with the terms of the Code. When the Code is amended, all supervised persons must certify in writing that they: (a) received a copy of the Amended Code; (b) read and understand all provisions of the Amended Code; and (c) agreed to comply with the terms of the Amended Code.

Annual certification regarding the Code

All supervised persons must annually certify in writing that they: (a) have read, understood, and complied with the Code, (b) have filed all reports required under the Code, and (c) not engaged in any conduct prohibited by the Code.

Reporting violations of the Code

Any individual who believes that the Code may have been violated or is about to be violated is required to report this information promptly to the Chief Compliance Officer. Reports may be made anonymously. Reports of violations or potential violations will be investigated promptly. Retaliation against an individual who makes a report under this section is prohibited and constitutes a violation of the Code.

Sanctions for violations of the Code

Violation of the Code may result in disciplinary action, including but not limited to a warning, fines, disgorgement, suspension, demotion, or termination of employment. Violations will be reported to securities regulatory authorities or other agencies when required by law or when otherwise appropriate.

Annual review of the Code

The Chief Compliance Officer will review the adequacy of the Code and the effectiveness of its implementation at least annually.

Appendix A: Code Acknowledgement Form

This acknowledgment is to be signed and returned to our Chief Compliance Officer and will be retained as part of your permanent personnel file.

I have received a copy of the HIMCo’s Code of Ethics (the “Code”) dated January 1, 2024 read it, and understand that the Code contains the expectations of the Adviser regarding employee conduct, ethical behavior and the prohibition of trading on insider information. I agree to observe the policies and procedures contained in the Code and have been advised that, if I have any question or concerns relating to such policies or procedures, I understand that I have an obligation to report to the Chief Compliance Officer any suspected violations of the Code of which I am aware. I also understand that the Code is issued for informational purposes and that it is not intended to create, nor does it represent, a contract of employment.

Signature

Date

The failure to read and/or sign this acknowledgment in no way relieves you of your responsibility to comply with the Adviser’s Code of Ethics.

Appendix B: Pre-Clearance Request for IPO or Limited Offering Purchase

Instructions:  If you are an access person of Hoisington Investment Management Co. (the “Company”), you must complete this Request and receive permission to purchase (called “pre-clearance”) before directly or indirectly acquiring beneficial ownership in securities in an initial public offering (“IPO”) or in a limited offering (a non-public offering). Beneficial ownership includes direct ownership and also ownership by any member of your immediate family sharing your household. An Access person seeking pre-clearance should submit a completed request to the Company’s Chief Compliance Officer (CCO) or the CCO’s designee (the Compliance Department).

Period of Pre-Clearance: The pre-clearance will become effective when the CCO or the CCO’s designee signs this Request. Pre-clearance will expire as of the close of business seven (7) days after the Request is signed.

**********************************************

A.	I request permission to acquire beneficial ownership in the following securities in an initial public offering or limited offering [please check appropriate item]

Name of issuer of securities; where incorporated; type of entity; and nature of business

Number of shares or principal amount to be acquired:

Proposed purchase price per share/unit and total price:

Type of account that will hold securities and name of owner of the account:

B.

I certify that: 1) the opportunity to acquire the securities described in A. above did not, as a result of my position within the Company, become available to me from any client, vendor, or other business that has a relationship with the Company; 2) I am not an evaluator (in the normal course of my position or from time to time) for securities of the issuer named in A.; and 3) that I will notify the CCO of the date when I complete a pre-cleared acquisition by promptly providing in writing the date of acquisition and the securities acquired; and 4) the acquisition will comply in all respect’s with the Company’s Code of Business Conduct and Ethics.

C.	I will notify the CCO immediately if I become aware that my proposed acquisition will violate, or that the completed acquisition did violate the Code of Business Conduct and Ethics.

                        Date:

Signature of Access Person

Permission to purchase securities described in A above is:  granted or  denied

                             Date:

(Signature of Compliance Representative)

Appendix C: Policy Regarding the Use of Material Non-Public Information

“Material nonpublic information” is information about an issuer of securities that has not been disclosed to the general public and which would be important to a reasonable investor in determining whether to trade in the issuer’s securities. Material nonpublic information also includes information not available to the general public that would be likely to affect the price of the securities. Examples of material nonpublic information could include, for example, the following types of information: pending mergers, new products, labor matters, government investigations, or anticipated litigation.

“Insider trading” is trading in securities while in possession of material nonpublic information or the communication of material nonpublic information to others. The penalties for insider trading can include prison sentences, damages, disgorgement of profits, and injunctions.

An “insider” includes an officer, director, or employee of a company. One also can become a temporary insider by providing services including accounting, consulting, bank lending, or legal advising to a company.

The Securities and Exchange Commission requires HIMCo to adopt policies regarding the avoidance of the use of material non-public information. Accordingly, HIMCo adopts the following policies:

•	The firm will not provide any investment advice based on material nonpublic information.

•	Employees of HIMCo are forbidden from engaging in insider trading.

•

If an employee becomes aware of any material nonpublic information, the employee will not trade in the securities of the company about which the information is known until the information has been public for at least twenty-four hours.

•

Any employee who becomes aware of material nonpublic information is forbidden from divulging the information to anyone, including members of his or her family, or from communicating the information in any manner to others.

Compliance with these policies is a condition of employment with HIMCo. Failure to comply with these policies will result in immediate sanctions, which may include termination of employment. All questions about these policies should be directed to the Chief Compliance Officer.

Appendix D: Annual/Initial Personal Security Holdings Report

The Firm’s policy and SEC regulation require that Access Persons must complete a report within 10 days of becoming an access person and annually thereafter by January 30. Information must be current as of a date not more than 45 of becoming an access person.

1.	Provide the name of any broker, dealer or bank with which you maintain an account in which any securities are held for your direct or indirect benefit.

2.	Attach statements for accounts that hold reportable holdings.

I attest that the information provided is current and accurate for the calendar year 20 .

Date Submitted	Signature
Reviewed Date

Appendix E: Quarterly Securities Transaction Report

Quarter Ended

Our Firm policy (Code of Ethics) and SEC regulations require that each Access Person report within 30 days of the end of each calendar quarter any personal securities transactions in any securities accounts of the Access Person or any immediate family or household members in which the person has a beneficial interest.

Transactions do not need to be reported for:

1)	U.S. Treasury or government securities
2)	Bank certificates of deposit, bankers’ acceptances, commercial paper and high quality short-term debt instruments, including repurchase agreements;
3)	Shares of money market funds;
4)	Shares of open-end mutual funds other than reportable funds. (Wasatch Hoisington U.S. Treasury Fund is a reportable fund).
5)	Shares issued by Unit Investment Trusts that are invested exclusively in one or more open-ended funds, none of which are reportable funds

☐YES, I have reportable personal securities transactions within the past quarter as reported on: (check those that apply)

   The attached brokerage confirmation statement

   Confirmation statements are sent directly by my broker/dealer

☐NO, I have had no reportable securities transactions in the last three months.

New Brokerage Accounts. Did you, during the quarter referred to above, establish a new brokerage account?

☐ YES

☐ NO

If yes, provide broker name and account number:

I certify that this Quarterly Securities Transaction Report is complete and accurate, and I understand that as an access person of HIMCo, I must complete this Quarterly Securities Transaction Report and submit it to the Chief Compliance Officer or other designated compliance personnel within 30 days after quarter end.

Date Submitted	Signature
Reviewed Date